Schedule I

The following sets forth the name, business address, and present principal occupation and citizenship of each director, executive officer and controlling person of the Reporting Persons.

Executive Officers of ASP Isotopes Inc.

Paul E. Mann

c/o ASP Isotopes Inc., 601 Pennsylvania Avenue NW, South Building, Suite 900, Washington, DC 20004

Principal Occupation: Executive Chairman of the Board and Chief Executive Officer

Citizenship: British

Amount Beneficially Owned:   (i) 454,794 Class A Ordinary Shares, (ii) a Prefunded Warrant to purchase 2,970,000 Class A Ordinary Shares at an exercise price of $0.0001 per share, (iii) a Class A Ordinary Share Purchase Warrant A to purchase up to 3,424,657 Class A Ordinary Shares at an exercise price of $0.60 per share, and (iv) a Class A Ordinary Share Purchase Warrant B to purchase 3,424,657 Class A Ordinary Shares at an exercise price of $0.65 per share, which were purchased by Paul Mann, as an individual investor, for the aggregate purchase price of $2,500,000, pursuant to a Securities Purchase Agreement with the Issuer, dated as of August 27, 2025.

Heather Kiessling

c/o ASP Isotopes Inc., 601 Pennsylvania Avenue NW, South Building, Suite 900, Washington, DC 20004

Principal Occupation: Chief Financial Officer

Citizenship: USA

Amount Beneficially Owned: 0

Robert Ainscow

c/o ASP Isotopes Inc., 601 Pennsylvania Avenue NW, South Building, Suite 900, Washington, DC 20004

Principal Occupation: Chief Operating Officer

Citizenship: British

Amount Beneficially Owned: 0

Donald Ainscow

c/o ASP Isotopes Inc., 601 Pennsylvania Avenue NW, South Building, Suite 900, Washington, DC 20004

Principal Occupation: Executive Vice President, General Counsel and Secretary

Citizenship: British

Amount Beneficially Owned: 0

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Directors of ASP Isotopes Inc.

Paul Mann

(see above)

Michael Gorley, Ph.D.

c/o ASP Isotopes Inc., 601 Pennsylvania Avenue NW, South Building, Suite 900, Washington, DC 20004

Principal Occupation: Chief Executive Officer and Founder of Green Dragon Energy Ltd, a consulting company to clients in the fusion, nuclear, and energy research industries.

Citizenship: British

Amount Beneficially Owned: 0

Ralph L. Hunter, Jr.

c/o ASP Isotopes Inc., 601 Pennsylvania Avenue NW, South Building, Suite 900, Washington, DC 20004

Principal Occupation: Chairman and Chief Executive Officer of RC Nuclear Consultants, LLC, a consulting company he established to help investors, technology companies, data center developers, power off takers and others navigate the new nuclear landscape.

Citizenship: USA

Amount Beneficially Owned: 0

Sipho N. Maseko

c/o ASP Isotopes Inc., 601 Pennsylvania Avenue NW, South Building, Suite 900, Washington, DC 20004

Principal Occupation: Director and advisor to a number of companies.

Citizenship: South Africa

Amount Beneficially Owned: 0

Duncan Moore, Ph.D.

c/o ASP Isotopes Inc., 601 Pennsylvania Avenue NW, South Building, Suite 900, Washington, DC 20004

Principal Occupation: Partner at East West Capital Partners since May 2008, which has a focus on making investments in the Healthcare Industry in Asia.

Citizenship: British

Amount Beneficially Owned: 0

Robert Ryan

c/o ASP Isotopes Inc., 601 Pennsylvania Avenue NW, South Building, Suite 900, Washington, DC 20004

Principal Occupation: Private investor.

Citizenship: British

Amount Beneficially Owned: 0

Todd Wider, M.D.

c/o ASP Isotopes Inc., 601 Pennsylvania Avenue NW, South Building, Suite 900, Washington, DC 20004

Principal Occupation: Chief Medical Officer and board member of Xanadu Bio, Inc., a company focused on new modes of nanoparticle delivery of therapeutics.

Citizenship: USA

Amount Beneficially Owned: 0

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Executive Officers of Quantum Leap Energy LLC

Ryno Pretorius, Ph.D.

c/o Quantum Leap Energy LLC, 601 Pennsylvania Avenue NW, South Building, Suite 900, Washington, DC 20004

Principal Occupation: Chief Executive Officer

Citizenship: South African

Amount Beneficially Owned:  0

Hendrik Strydom, Ph.D.

c/o Quantum Leap Energy LLC, 601 Pennsylvania Avenue NW, South Building, Suite 900, Washington, DC 20004

Principal Occupation: Chief Technology Officer

Citizenship: South African

Amount Beneficially Owned:  0

Heather Kiessling

(see above)

Robert Ainscow

(see above)

Donald Ainscow

(see above)

Directors of Western Gas Resources, Inc.

Paul Mann

(see above)

Michael Gorley, Ph.D.

(see above)

Duncan Moore, Ph.D.

(see above)

Ralph L. Hunter, Jr.

(see above)

Hendrik Strydom, Ph.D.

(see above)

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